Exhibit 99.2

M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

For Immediate Release

MACK-CALI REALTY CORPORATION

ANNOUNCES THIRD QUARTER 2017 RESULTS

Jersey City, New Jersey (November 7, 2017) - Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2017.

THIRD QUARTER 2017 HIGHLIGHTS

•         Achieved Funds from Operations and Core Funds from Operations per diluted share of $0.57 for the quarter;

•         Reported net income of $0.39 per diluted share for the quarter;

•         Increased Adjusted Funds from Operations by 93.2% to $39.6 million for the quarter ended September 30, 2017, as compared to $20.5 million for the comparable period in 2016;

•         Leased 747,562 square feet of office space and finished at 90.1% leased;

•         Grew rental rates by 14.7% on a GAAP basis and 0.1% on a cash basis;

•         Improved Roseland percent leased to 97.4%, up from 96.5% for the second quarter; 2017 deliveries of 1,000 units over 90% leased;

•         Completed installation of new NY Waterway ferry at Harborside which provides transportation to both midtown and WTC in six to eight minutes;

•         Completed $472 million of sales through first nine months of 2017; expect to complete or sign contracts for another $432 million of sales to be on pace to finish the sales program by early 2018; and

•         Declared $0.20 per share quarterly common stock dividend.

Michael J. DeMarco, chief executive officer, commented “We produced another strong quarter of operating results from both office and multifamily, and on our work to complete our sales process. Our completed capital improvements are getting great reaction from existing and prospective tenants that will support future leasing results.”

FINANCIAL HIGHLIGHTS

* All per share amounts presented below are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended September 30, 2017 amounted to $38.1 million, or $0.39 per share, as compared to $(8.5) million, or $(0.10) per share, for the quarter ended September 30, 2016.  For the nine months ended September 30, 2017, net income (loss) to common shareholders equaled $20.6 million, or $0.06 per share, as compared to $102.0 million, or $1.13 per share, for the same period last year.

Funds from Operations (FFO) for the quarter ended September 30, 2017 amounted to $57.8 million, or $0.57 per share, as compared to $59.9 million, or $0.60 per share, for the quarter ended September 30, 2016.  For the nine months ended September 30, 2017, FFO equaled $174.1 million, or $1.73 per share, as compared to $172.2 million, or $1.71 per share, for the same period last year.

For the third quarter 2017, Core FFO was $0.57 per share.

Adjusted Funds from Operations (AFFO) increased by $19.1 million to $39.6 million for the quarter ended September 30, 2017, as compared to $20.5 million for the comparable period in 2016.

OPERATING HIGHLIGHTS

Mack-Cali’s consolidated Core, Waterfront and Flex properties were 90.1 percent leased at September 30, 2017, as compared to 89.9 percent leased at June 30, 2017 and 90.6 percent leased at December 31, 2016.

For the quarter ended September 30, 2017, the Company executed 51 leases at its consolidated in-service commercial portfolio totaling 747,562 square feet. Of these totals, 20 percent were for new leases and 80 percent were for lease renewals and other tenant retention transactions.  Rental rate roll up for third quarter 2017 transactions was 0.1 percent on a cash basis and 14.7 percent on a GAAP basis.

BALANCE SHEET/CAPITAL MARKETS

As of September 30, 2017, the Company had a debt-to-undepreciated assets ratio of 46.2 percent compared to 47.5 percent at June 30, 2017 and 42.4 percent at September 30, 2016.   Net debt to EBITDA for the quarter ended September 30, 2017 was 8.0 times compared to 8.3 times for the quarter ended June 30, 2017.  The Company had an interest coverage ratio of 3.4 times for the quarter ended September 30, 2017 compared to 3.5 times for the quarter ended June 30, 2017 and 3.3 times for the quarter ended September 30, 2016.

DIVIDENDS

In September 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share (indicating an annual rate of $0.80 per common share) for the third quarter 2017, which was paid on October 13, 2017 to shareholders of record as of October 3, 2017. The Company’s Core FFO dividend payout ratio for the quarter was 34.9 percent.

GUIDANCE/OUTLOOK

The Company provided updated net income and FFO per diluted share guidance for the full year 2017, as follows:

Full Year
2017 Range
Net income available to common shareholders	$0.02 - $0.06
Add (deduct):
Real estate-related depreciation and amortization on continuing operations	2.24
Redemption value adjustment to redeemable noncontrolling interests	0.18
Realized (gains) losses and unrealized losses on disposition of rental property, net	0.02
Gain on sale of investment in unconsolidated joint ventures	(0.23)
Funds from operations	$2.23 - $2.27

This updated guidance reflects management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for November 8, 2017 at 8:30 a.m. Eastern Time, which will be broadcast live via the Internet at:

https://edge.media-server.com/m6/p/r9qpfzum

The live conference call is also accessible by calling (323) 794-2423 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://investors.mack-cali.com/corporate-profile beginning at 12:00 p.m. Eastern Time on November 8, 2017.

A replay of the call will also be accessible November 8, 2017 through November 15, 2017 by calling (719) 457-0820 and using the pass code, 8382926.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2017 Form 10-Q:

http://investors.mack-cali.com/sec-filings

Third Quarter 2017 Supplemental Operating and Financial Data:

http://investors.mack-cali.com/quarterly-supplementals

In addition, these items are available upon request from:

Mack-Cali Investor Relations Department - Deidre Crockett

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

(732) 590-1025

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time.  Core FFO is presented solely as supplemental disclosure that the Company’s management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP.  As there is not a generally accepted definition established for Core FFO, the Company’s measures of Core FFO may not be comparable to the Core FFO reported by other REITs.  A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

One of the country’s leading Real Estate Investment Trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout the Northeast. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades.  By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act.  Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Contact:	Michael J. DeMarco	Anthony Krug	Deidre Crockett
	Chief Executive Officer	Chief Financial Officer	Vice President, Corporate Communications
	(732) 590-1589	(732) 590-1030	and Investor Relations
	mdemarco@mack-cali.com	tkrug@mack-cali.com	(732) 590-1025
dcrockett@mack-cali.com

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
REVENUES
Base rents	$128,643	$129,523	$382,915	$380,133
Escalations and recoveries from tenants	16,385	16,177	47,455	45,248
Real estate services	5,748	6,650	17,980	19,931
Parking income	5,766	3,443	15,047	10,131
Other income	3,476	1,724	9,274	4,224
Total revenues	160,018	157,517	472,671	459,667

EXPENSES
Real estate taxes	21,300	20,606	63,609	66,250
Utilities	11,480	14,127	33,251	38,658
Operating services	26,312	25,553	80,495	76,309
Real estate services expenses	6,207	6,361	18,376	19,418
General and administrative	13,140	14,007	37,223	39,011
Acquisition-related costs	—	815	—	2,854
Depreciation and amortization	52,375	48,117	157,768	134,639
Total expenses	130,814	129,586	390,722	377,139
Operating income	29,204	27,931	81,949	82,528

OTHER (EXPENSE) INCOME
Interest expense	(25,634)	(24,233)	(70,898)	(72,158)
Interest and other investment income (loss)	762	1,262	1,358	739
Equity in earnings (loss) of unconsolidated joint ventures	(1,533)	21,790	(4,882)	19,622
Gain on change of control of interests	—	—	—	15,347
Realized gains (losses) and unrealized losses on disposition of rental property, net	31,336	(17,053)	(2,112)	68,664
Gain on sale of investment in unconsolidated joint venture	10,568	—	23,131	5,670
Gain (loss) from extinguishment of debt, net	—	(19,302)	(239)	(6,882)
Total other income (expense)	15,499	(37,536)	(53,642)	31,002
Net income (loss)	44,703	(9,605)	28,307	113,530
Noncontrolling interest in consolidated joint ventures	447	65	865	460
Noncontrolling interest in Operating Partnership	(4,413)	999	(2,412)	(11,947)
Redeemable noncontrolling interest	(2,683)	—	(6,157)	—
Net income (loss) available to common shareholders	$38,054	$(8,541)	$20,603	$102,043

Basic earnings per common share:
Net income (loss) available to common shareholders	$0.39	$(0.10)	$0.06	$1.14

Diluted earnings per common share:
Net income (loss) available to common shareholders	$0.39	$(0.10)	$0.06	$1.13

Basic weighted average shares outstanding	90,023	89,755	89,997	89,739

Diluted weighted average shares outstanding	100,727	100,253	100,701	100,486

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income (loss) available to common shareholders	$38,054	$(8,541)	$20,603	$102,043
Add (deduct): Noncontrolling interest in Operating Partnership	4,413	(999)	2,412	11,947
Real estate-related depreciation and amortization on continuing operations (a)	57,231	52,371	172,144	147,872
Gain on sale of investment in unconsolidated joint venture	(10,568)	—	(23,131)	(5,670)
Gain on change of control of interests	—	—	—	(15,347)
Realized gains and unrealized losses on disposition of rental property, net	(31,336)	17,053	2,112	(68,664)
Funds from operations (b)	$57,794	$59,884	$174,140	$172,181

Diluted weighted average shares/units outstanding (c)	100,727	100,253	100,701	100,486

Funds from operations per share/unit-diluted	$0.57	$0.60	$1.73	$1.71

Dividends declared per common share	$0.20	$0.15	$0.55	$0.45

Dividend payout ratio:
Core Funds from operations-diluted	34.86%	26.60%	31.76%	28.22%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$1,664	$5,883	$9,936	$14,389
Tenant improvements & leasing commissions (d)	$5,110	$8,208	$17,225	$35,017
Tenant improvements & leasing commissions on space vacant for more than a year	$6,667	$20,456	$18,783	$50,387
Straight-line rent adjustments (e)	$6,360	$4,378	$12,613	$11,331
Amortization of (above)/below market lease intangibles, net (f)	$2,254	$1,043	$6,018	$1,488
Non real estate depreciation and amortization	$505	$305	$1,231	$717
Amortization of deferred financing costs	$1,184	$1,234	$3,462	$3,583

(a)                       Includes the Company’s share from unconsolidated joint ventures of $5,362 and $4,559 for the three months ended September 30, 2017 and 2016, respectively, and $15,607 and $13,948 for the nine months ended September 30, 2017 and 2016, respectively.  Excludes non-real estate-related depreciation and amortization of $505 and $305 for the three months ended September 30, 2017 and 2016, respectively, and $1,231 and $717 for the nine months ended September 30, 2017 and 2016, respectively.

(b)                       Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.

(c)                        Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,439 and 10,498 shares for the three months ended September 30, 2017 and 2016, respectively, and 10,394 and 10,502 for the nine months ended September 30, 2017 and 2016, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(d)                       Excludes expenditures for tenant spaces that have not been owned for at least a year.

(e)                        Includes the Company’s share from unconsolidated joint ventures of $673 and $362 for the three months ended September 30, 2017 and 2016, respectively, and $968 and $511 for the nine months ended September 30, 2017 and 2016, respectively.

(f)                         Includes the Company’s share from unconsolidated joint ventures of $81 and $95 for the three months ended September 30, 2017 and 2016, respectively, and $256 and $285 for the nine months ended September 30, 2017 and 2016, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income (loss) available to common shareholders	$0.39	$(0.10)	$0.06	$1.13
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.57	0.52	1.71	1.47
Redemption value adjustment to redeemable noncontrolling interests	0.03	—	0.18
Gain on sale of investment in unconsolidated joint venture	(0.10)	—	(0.23)	(0.06)
Gain on change of control of interests	—	—	—	(0.15)
Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.31)	0.17	0.02	(0.68)
Noncontrolling interest/rounding adjustment	(0.01)	0.01	(0.01)	—
Funds from operations (b)	$0.57	$0.60	$1.73	$1.71

Add/(Deduct):
Acquisition-related costs	—	$0.01	—	$0.03
Dead deal costs	—	—	—	0.01
Mark-to-market interest rate swap	—	(0.01)	—	—
Net real estate tax proceeds	—	(0.01)	—	(0.01)
Equity in earnings from joint venture refinancing proceeds	—	(0.22)	—	(0.22)
(Gain)/Loss from extinguishment of debt	—	0.19	—	0.07
Core FFO	$0.57	$0.56	$1.73	$1.59

Diluted weighted average shares/units outstanding (c)	100,727	100,253	100,701	100,486

(a)    Includes the Company’s share from unconsolidated joint ventures of $0.06 and $0.05 for the three months ended September 30, 2017 and 2016, respectively, and $0.16 and $0.14 for the nine months ended September 30, 2017 and 216, respectively.

(b)    Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.

(c)     Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,439 and 10,498 shares for the three months ended September 30, 2017 and 2016, respectively, and 10,394 and 10,502 for the nine months ended September 30, 2017 and 2016, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	September 30,	December 31,
	2017	2016
Assets
Rental property
Land and leasehold interests	$712,166	$661,335
Buildings and improvements	4,021,241	3,758,210
Tenant improvements	344,465	364,092
Furniture, fixtures and equipment	29,355	21,230
	5,107,227	4,804,867
Less — accumulated depreciation and amortization	(1,146,091)	(1,332,073)
	3,961,136	3,472,794
Rental property held for sale, net	116,958	39,743
Net investment in rental property	4,078,094	3,512,537
Cash and cash equivalents	88,789	31,611
Investments in unconsolidated joint ventures	238,440	320,047
Unbilled rents receivable, net	102,280	101,052
Deferred charges, goodwill and other assets, net	439,864	267,950
Restricted cash	40,473	53,952
Accounts receivable, net of allowance for doubtful accounts of $1,320 and $1,335	7,579	9,617

Total assets	$4,995,519	$4,296,766

Liabilities and Equity
Senior unsecured notes, net	$818,764	$817,355
Unsecured revolving credit facility and term loans	671,838	634,069
Mortgages, loans payable and other obligations, net	1,348,584	888,585
Dividends and distributions payable	20,929	15,327
Accounts payable, accrued expenses and other liabilities	182,929	159,874
Rents received in advance and security deposits	46,355	46,442
Accrued interest payable	16,776	8,427
Total liabilities	3,106,175	2,570,079
Commitments and contingencies

Redeemable noncontrolling interests	209,070	—

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
89,913,576 and 89,696,713 shares outstanding	899	897
Additional paid-in capital	2,566,069	2,576,473
Dividends in excess of net earnings	(1,081,028)	(1,052,184)
Accumulated other comprehensive income	2,526	1,985
Total Mack-Cali Realty Corporation stockholders’ equity	1,488,466	1,527,171

Noncontrolling interests in subsidiaries:
Operating Partnership	172,809	178,570
Consolidated joint ventures	18,999	20,946
Total noncontrolling interests in subsidiaries	191,808	199,516

Total equity	1,680,274	1,726,687

Total liabilities and equity	$4,995,519	$4,296,766